                                                                     Exhibit 2.2



                   FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

         This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is dated as of March 17, 2004 (the "Effective Date"), by and between ANTIGENICS INC., a Massachusetts corporation and a wholly-owned subsidiary of ANTIGENICS INC., a Delaware corporation, having its offices at 3 Forbes Road, Lexington, MA 02421 U.S.A. ("SELLER") and PP MANUFACTURING CORPORATION, a Delaware corporation that will have offices located on or after the Closing at 175 Crossing Boulevard, Framingham, Massachusetts, 01702-5404 ("SUB") and VIRBAC S.A., a French corporation having its offices at 1 ere Avenue-2065 m L.I.D.-06516 CARROS FRANCE ("PARENT," and together with SUB, "BUYER"). Capitalized terms used in this Amendment and not otherwise defined herein shall have those meanings attributed to them in the Agreement (as defined below).

                                   WITNESSETH

         WHEREAS, SELLER and BUYER are parties to that certain Asset Purchase Agreement dated December 10, 2003 (the "Agreement"); and WHEREAS, SELLER and BUYER desire to amend the Agreement, to provide for, among other things, the acknowledgement that the Permits (as defined therein) relating to USDA Product Licenses are Non-Transferable Permits.

         NOW THEREFORE, in consideration of the foregoing and of the mutual covenants set forth below, the parties hereby agree as follows:

1. The third "WHEREAS" clause contained in the preamble to the Agreement is hereby deleted in its entirety and replaced with the following:

         WHEREAS, SELLER desires to sell to SUB, and SUB desires to purchase from SELLER, certain equipment and other tangible assets listed on
         Schedule 1.1.1 hereto and utilized (i) in the manufacture of (x) the antigen described in Appendix B to this Agreement ("P45") and (y) a veterinary grade extract of Quillaja Saponaria bark as more specifically described on Appendix C to this Agreement ("QA-21 Adjuvant"), and (ii) to fulfill SUB's obligations under the Supply Agreement (as defined in Section 1.6.2(j) below);

2. Schedule 1.1.1 of the Agreement is hereby amended to add the following items as Tangible Assets:

         HPLC RELATED EQUIPMENT:
         Prep-Systems:
         Dynamax SD-1 Pumps (pair) A (01157) B (01156) with 800 ml/min. heads
         ProStar Load Pump (200 ml) 141814
         Absorbance Detector (UV-1) E30566
         Fraction Collector (FC-1) 188098

         COLUMNS:
         5 cm Prochrom (w/ Jacket) N/A
         11 cm Prochrom    413-10-VE-95
         Solvent Ex. Clmn. (5 x 25 cm) N/A

         ANALYTIC SYSTEMS:
         HP Solvent Delivery System 135941 / 132923
         with Pump A and B
         Knauer Detector  35633
         Pressure Monitor 136214
         Gilson Injector 132378
         Dilutor 649F2S-808
         Control Box C01146

         COMPUTERS:
         Dell Opti-Plex System PC ( 84ZHT01) Screen (9172802101
         80709670H7K421 H) Mac G-4 HPLC System G-4 (XB0202FUHSE) Disk Drive (1010118178A) Screen (EW01602555)

         MAJOR ITEMS:
         Water Bath (VWR) 704406
         UPS System 328601014
         UPS System 328601024
         Explosion Proof Refrigerator 1538 / ANTI0049

3. Schedule 2.7 of the Agreement is hereby deleted in its entirety and replaced with the Schedule 2.7 attached hereto and incorporated herein.

4.       Section 4 of the Agreement is hereby amended by adding the following
Section:

         4.12. USDA Product Licenses. SELLER and BUYER acknowledge and agree that obtaining permits substantially similar to the Non-Transferable Permits set forth on Schedule 2.7 of the Agreement identified as "USDA Product Licenses" is necessary in order for the parties to effectuate the purposes for which they have entered into this Agreement. Therefore, the parties acknowledge and agree that, in the event that, notwithstanding its good faith, best efforts, BUYER is unable to obtain such permits within ninety (90) days of the Closing Date (or such longer period as may be necessary to obtain the permits in the event the submitted applications are delayed at the USDA and remain under consideration), and BUYER is not able to legally operate the Manufacturing Site without such permits, then the parties shall use their good faith, best efforts to work together to put the parties back in the positions that they would have been in had the Closing not taken place and the Agreement had been mutually terminated without further liability to either party for failure of a condition precedent to the Closing to be met.

5.       Section 4 of the Agreement is hereby amended by adding the following
Section:

         4.13. Assignment of Prime Lease. SELLER agrees that from and after the Closing Date until December 31, 2004 BUYER may, at its sole option, by written notice to the SELLER (the "Assignment Notice") request that the SELLER request that the Prime Lessor (as defined in the Sublease) consent to an assignment (the "Assignment") of the Prime Lease (as defined in the Sublease) by SELLER to SUB or PARENT. SELLER hereby agrees that it will in good faith use commercially reasonable efforts to negotiate an assignment with BUYER and assist BUYER to effect such an assignment on terms that are reasonably acceptable to BUYER for sixty (60) days after the date of the Assignment Notice. If the Assignment is not complete within said sixty (60) day period, SELLER shall not be obligated to make further efforts with respect to the Assignment; provided, however, that so long as BUYER, SELLER and Prime Lessor have made and continue to make significant progress in the negotiation of the Assignment, SELLER shall continue in good faith to make commercially reasonable efforts to complete the Assignment for a reasonable period of time after said sixty (60) day period. BUYER agrees that it will reimburse SELLER and Prime Lessor for all costs and expenses incurred by SELLER or Prime Lesser, as the case may be, in connection with the Assignment regardless of whether the Assignment is executed, including attorney's fees; provided that, BUYER shall not reimburse or pay to SELLER and/or Prime Landlord, any consideration for the Assignment unless BUYER has provided its prior consent to such consideration. However, SELLER shall not be required to pay Prime Landlord any consideration for the Assignment. BUYER acknowledges and agrees that in accepting any such assignment of the Prime Lease it shall also assume all of SELLER's obligations under any subleases of the Premises (as defined in the Sublease). BUYER further agrees that it shall provide Prime Landlord and SELLER with reasonable and customary guarantees and indemnities in the documentation related to the assignment of the Prime Lease, including without limitation an indemnity by the assignee in favor of the SELLER for any loss, cost or damage that SELLER may incur under the Prime Lease from and after the date of the Assignment and a guaranty of such indemnity by PARENT if SUB is the assignee. In addition, BUYER understands and agrees that in the event that the Assignment is effected, upon the effective date of the Assignment, all of SELLER's obligations and agreements related to and contained in the third full paragraph of Section 6 of the Sublease (i.e., the obligations and agreements related to "Restoration Costs" as such term is defined in the Sublease) shall be extinguished and void and shall no longer be enforceable against BUYER or SELLER.

6. BUYER acknowledges that any and all representations, warranties and other covenants or agreements related to the specific Tangible Assets identified on Exhibit A hereto, may under certain circumstances be subject to certain claims of the Prime Landlord as described and set forth in the written consent of the Prime Landlord related to the Sublease Agreement or in the Prime Lease.

7. Section 9.4 (ii) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                  (ii)     if to SELLER, to:

                           Antigenics Inc.
                           3 Forbes Rd.
                           Lexington, MA  02421
                           Attn: Vice President, Business Development

                           With a copy to:

                           Antigenics Inc.
                           3 Forbes Rd.
                           Lexington, MA  02421
                           Attn:    Senior Attorney


8. Except as set forth in this Amendment, the Agreement shall remain in full force and effect.

9. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, U.S.A. without regard to the conflicts of law principles thereof.

10. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.



                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Asset Purchase Agreement under seal as of the date first above written. SELLER:


                                  ANTIGENICS INC., a Massachusetts corporation and a wholly-owned subsidiary of ANTIGENICS INC., a Delaware corporation



                                  By:    /s/ Deanna M. Petersen
                                     ---------------------------------------
                                  Name:   Deanna M. Petersen
                                  Title:  Vice President, Business Development



                                  PARENT:



                                  VIRBAC, S.A., a French corporation



                                  By:  /s/ Pierre PAGES
                                     ---------------------------------------
                                  Name:   Pierre PAGES
                                  Title:  Directeur General



                                  SUB:



                                  PP MANUFACTURING CORPORATION, a
                                  Delaware corporation



                                  By:  /s/ Pierre PAGES
                                     ---------------------------------------
                                  Name:  Pierre PAGES
                                  Title: President

                                  SCHEDULE 2.7
                                     PERMITS

Transferable Permits:
--------------------
None.

Non-Transferable Permits:
------------------------
USDA Product Licenses:
o        USDA A555.R1 (antigen)
o        USDA A555.R0 (vaccine)
o        USDA Establishment license 317
MWRA (Massachusetts Water Resource Authority) Waste Water Permit
Flammable Storage Permit (Fire department)
Department of Public Health, Controlled Substance Permit
Department of Environmental Protection- Hazardous Waste
Recombinant DNA Permit (town)

                                    EXHIBIT A

             Tangible Assets that May Be Subject to Landlord Claims

                              Autoclave #5 Room 215

                          Depyrogenation Oven Room 215

                             Solvent Delivery System

                    Integral Diaphragm Pump/Filtration System















                                       2